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                                                                                                                  Exhibit P
Metris Receivables, Inc.                                     Metris Master Trust                             Monthly Report
Securityholders' Statement                                      Series 1999-3                                      Dec-1999
Section 5.2                                                                   Class A              Class B              Total
(i) Security Amount ..................................................     300,000,000.00       29,670,330.00      329,670,330.00
(ii) Security Principal Distributed ..................................               0.00                  --                0.00
(iii) Security Interest Distributed ..................................       2,368,975.00                  --        2,368,975.00
(iv) Principal Collections ...........................................      10,490,609.01        1,037,532.77       11,528,141.78
(v) Finance Charge Collections .......................................       4,509,174.72          445,962.34        4,955,137.06
       Recoveries ....................................................         221,395.27           21,896.24          243,291.51
       Interest Earned on Accounts ...................................               0.00                0.00                0.00
         Total Finance Charge Collections ............................       4,730,569.99          467,858.58        5,198,428.57
                    Total Collections ................................      15,221,179.00        1,505,391.35       16,726,570.35
(vi) Aggregate Amount of Principal Receivables .......................                 --                  --    5,215,820,886.00
       Invested Amount (End of Month) ................................     300,000,000.00       29,670,330.00      329,670,330.00
       Floating Allocation Percentage ................................          5.7517313%          0.5688525%          6.3205838%
       Fixed/Floating Allocation Percentage ..........................          5.7517313%          0.5688525%          6.3205838%
       Invested Amount (Beginning of Month) ..........................               0.00                0.00                0.00
       Average Daily Invested Amount .................................                 --                  --      329,670,330.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                 --               86.25%   4,724,448,860.55
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                 --                6.03%     330,285,853.00
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                 --                2.35%     128,542,217.12
       90 Days and Over (60+ Days Contractually Delinquent) ..........                 --                5.37%     294,246,705.90
                    Total Receivables ................................                 --              100.00%   5,477,523,636.57
(viii) Aggregate Investor Default Amount .............................                 --                  --        2,088,142.27
         As a % of Average Daily Invested Amount
               (Annualized based on 365 days/year) ...................                 --                  --               10.05%
(ix) Charge-Offs .....................................................               0.00                0.00                0.00
(x) Servicing Fee ....................................................                 --                  --          415,474.94
(xi) Unreimbursed Redirected Principal Collections ...................                 --                  --                0.00
(xii) Excess Funding Account Balance .................................                 --                  --        6,000,000.00
(xiii) New Accounts Added ............................................                 --                  --             100,525
(xiv) Average Gross Portfolio Yield ..................................                 --                  --               25.02%
         Average Net Portfolio Yield .................................                 --                  --               14.97%
(xv) Minimum Base Rate ...............................................                 --                  --                8.77%
        Excess Spread ................................................                 --                  --                6.20%
(xvi) Principal Funding Account Balance ..............................                 --                  --                0.00
(xvii) Accumulation Shortfall ........................................                 --                  --                0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                 --                  --       November 2004
        Accumulation Period Length ...................................                 --                  --                 N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                 --                  --                0.00
        Required Reserve Account Amount ..............................                 --                  --                0.00
        Available Reserve Account Amount .............................                 --                  --                0.00
        Covered Amount ...............................................                 --                  --                0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                 --                  --      300,000,000.00
        Deposit to the Caps Proceeds Account .........................                 --                  --                0.00
(xxi) Policy Claim Amount ............................................                 --                  --                0.00


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